Exhibit 99.1

WIZE PHARMA ANNOUNCES EXPECTED EXERCISE OF INVESTMENT RIGHTS AND
WARRANTS FOR TOTAL PROCEEDS OF $1.14 MILLION

HOD HASHARON, Israel, February 28, 2018 - Wize Pharma, Inc. (OTCQB: WIZP) (“Wize”), a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, today announced it has received notices from existing stockholders and lenders to exercise investment rights and warrants to purchase an aggregate of 18,927,781 shares of common stock. The total proceeds to Wize from the exercise is expected to be approximately $1.14 million. Wize expects that it shall receive the aggregate exercise price and issue the underlying shares of common stock in the coming weeks.

“We welcome the exercise of these investment rights and warrants at this time from current stockholders and lenders. A portion of the proceeds will be used to help fund our clinical studies that are evaluating the efficacy of LO2A in the treatment of dry eye syndrome in people with Sjögren's syndrome and conjunctivochalasis (CCh),” stated Wize’s Chairman, Ron Mayron. “Wize is moving LO2A forward on both the clinical and commercial fronts, as we anticipate sales of LO2A for dry eye syndrome to launch in Israel and Ukraine in 2018.”

About Wize

Wize Pharma, Inc. is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (CCH) and Sjögren's.

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES and CCH and in the Netherlands for the treatment of DES and Sjögren's. Wize's strategy involves engaging local or multinational distributors to handle the distribution of LO2A. Wize is currently conducting a Phase II trial of LO2A for DES in patients with CCH and plans to commence a Phase IV study for LO2A for DES in patients with Sjögren's.

Forward Looking Statements

Wize cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as "expect," "intend," "plan," "anticipate," "believe," and "will," among others. For example, when we discuss our market potential, we are using a forward-looking statement. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the substantial debt that we have incurred; our needs for additional financing; our dependence on a single compound, LO2A and on the continuation of our license to commercialize LO2A; our inability to expand our rights under our license of LO2A; the initiation, timing, progress and results of our trials and product candidate development efforts; our ability to advance LO2A into clinical trials or to successfully complete our preclinical studies or clinical trials; our receipt of regulatory approvals for LO2A, and the timing of other regulatory filings and approvals; the clinical development, commercialization and market acceptance of LO2A; our ability to establish and maintain corporate collaborations; the implementation of our business model and strategic plans for our business and product candidates; the scope of protection we are able to establish and maintain for intellectual property rights covering LO2A and our ability to operate our business without infringing the intellectual property rights of others; estimates of our expenses, future revenues, and capital requirements; competitive companies, technologies and our industry; and statements as to the impact of the political and security situation in Israel on our business. More detailed information about the risks and uncertainties affecting Wize is contained under the heading "Risk Factors" included in Wize's Registration Statement on Form S-1 filed with the SEC on February 6, 2018, and in other filings that Wize has made and may make with the SEC in the future. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Wize does not undertake any obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For all investor enquiries, please contact:

Noam Danenberg

Chief Operating Officer

+972-72-260-0536

noam@wizepharma.com